UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2012

TRANZYME, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 South Miami Boulevard, Suite 300 Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 474-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

On July 19, 2012, Tranzyme, Inc. (“Tranzyme”) received notice of termination of the License Agreement (the “License Agreement”) dated as of June 11, 2010 by and between Tranzyme and Norgine, B.V. (“Norgine”) regarding the development and commercialization of Tranzyme’s product candidate, ulimorelin.  By the terms of the License Agreement and the notice, the termination will become effective on October 19, 2012.  As a result of the termination, all rights and licenses granted under the License Agreement by Tranzyme to Norgine will terminate and revert to Tranzyme as of the effective date of the termination.

Pursuant to the License Agreement, Tranzyme and Norgine conducted a global development program for ulimorelin, an intravenous ghrelin agonist for the acceleration of postoperative GI recovery in the acute care setting (the “Target Indication”).  In March 2012, Tranzyme and Norgine announced that, based on the results from the program, they would not pursue further regulatory filings for ulimorelin for the Target Indication.

Tranzyme will incur no early termination penalties as a result of the termination of the License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2012	Tranzyme, Inc.

	By:	/s/ Vipin K. Garg, Ph.D.
Vipin K. Garg, Ph.D.
President and Chief Executive Officer